UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2007

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

(973) 882-0860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2007, Unigene Laboratories, Inc. (the “Company”) entered into (i) an Amended and Restated Security Agreement (the “Levy Agreement”), between the Company and Jay Levy, the Company’s Treasurer and Director, and (ii) a Third Amendment to Patent Security Agreement (the “Patent Agreement”), between the Company and the Jaynjean Levy Family Limited Partnership, a Delaware limited partnership (the “Partnership”), of which Warren Levy and Ronald Levy, each an executive officer and Director of the Company, are general partners.

Pursuant to the Levy Agreement, the Company is restructuring all of the promissory notes due and owing by the Company to Mr. Levy (the “Old Levy Notes”), which are described more fully in Note 4 to the financial statements included in the Company’s Form 10-K for the year ended December 31, 2006, into one new secured promissory note (the “New Levy Note”). The New Levy Note, which has an original principal amount of $8,318,714, represents, after giving effect to the repayment by the Company of certain amounts described in Item 8.01 of this report, all of the outstanding principal and accrued but unpaid interest on the Old Levy Notes. The New Levy Note replaces the Old Levy Notes in their entirety and it is secured by a security interest in all of the Company’s equipment and a mortgage on certain of the Company’s real property.

Pursuant to the Patent Agreement, the Company is restructuring all of the promissory notes due and owing by the Company to the Partnership (the “Old Partnership Notes”), which are described more fully in Note 4 to the financial statements included in the Company’s Form 10-K for the year ended December 31, 2006, into one new secured promissory note (the “New Partnership Note”). The New Partnership Note, which has an original principal amount of $7,418,803, represents, after giving effect to the repayment by the Company of certain amounts described in Item 8.01 of this report, all of the outstanding principal and accrued but unpaid interest on the Old Partnership Notes. The New Partnership Note replaces the Old Partnership Notes in their entirety and it is secured by a security interest in certain of the Company’s United States patents and patent applications.

The New Levy Note and the New Partnership Notes (together, the “New Notes”) each have a 9.00% per annum interest rate, which shall be non-compounding. Payments under the New Notes shall be made quarterly beginning on May 10, 2010 and continuing through February 10, 2015. The Company may prepay the New Notes, in whole or in part, at its option with no penalties. Mr. Levy and/or the Partnership shall release certain parts of the collateral which secures the New Notes upon certain repayments by the Company, as more fully described in the Levy Agreement, the Patent Agreement and that certain Modification of Mortgage and Security Agreement, dated May 10, 2007, entered into by and between the Company and Mr. Levy.

Section 8 – Other Events

Item 8.01 Other Events.

In connection with the debt restructuring described above under Item 1.01 of this report, on May 10, 2007, the Company repaid $600,000 to Mr. Levy in respect of several outstanding promissory notes with dates between July 13, 1999 and February 22, 2001 made by the Company and payable to Mr. Levy. After this repayment, the Company remains obligated to pay Mr. Levy an additional $8,318,714, which is represented by the New Levy Note described above under Item 1.01 of this report.

In addition, the Company repaid an aggregate amount of $400,000 to the Partnership in respect of an outstanding promissory note dated April 23, 2001 made by the Company and payable to the Partnership. The Company repaid $150,000 to the Partnership on April 26, 2007 and $250,000 to the Partnership on May 10, 2007. After these repayments, the Company remains obligated to pay the Partnership an additional $7,418,803, which is represented by the New Partnership Note described above under Item 1.01 of this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1	Secured Promissory Note, dated May 10, 2007, issued by Unigene Laboratories, Inc. in favor of Jay Levy

10.2	Secured Promissory Note, dated May 10, 2007, issued by Unigene Laboratories, Inc. in favor of the Jaynjean Levy Family Limited Partnership

10.3	Amended and Restated Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and Jay Levy *

10.4	Third Amendment to Patent Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and the Jaynjean Levy Family Limited Partnership *

10.5	Modification of Mortgage and Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and Jay Levy *

*	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Warren P. Levy, President

Date: May 16, 2007

Exhibit Index

Exhibit No.	Document Description
10.1	Secured Promissory Note, dated May 10, 2007, issued by Unigene Laboratories, Inc. in favor of Jay Levy

10.2	Secured Promissory Note, dated May 10, 2007, issued by Unigene Laboratories, Inc. in favor of the Jaynjean Levy Family Limited Partnership

10.3	Amended and Restated Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and Jay Levy *

10.4	Third Amendment to Patent Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and the Jaynjean Levy Family Limited Partnership *

10.5	Modification of Mortgage and Security Agreement, dated May 10, 2007, by and between Unigene Laboratories, Inc. and Jay Levy *

*	Portions of the exhibit have been omitted pursuant to a request for confidential treatment.